Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Greater Atlantic Financial Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-76169 and 333-92342) of our report dated January 30, 2007, relating to the consolidated financial statements of Greater Atlantic Financial Corp. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2006.



                                                            /s/ BDO Seidman, LLP


Richmond, Virginia
January 30, 2007